UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2007 (August 13, 2007)

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction	Commission File	(I.R.S. Employer
of incorporation)	Number	Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 946-6440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

As previously disclosed in its prior filings, in November 2005, Ceragenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”) sold in a private transaction an aggregate of $3,200,000 of promissory notes convertible into shares of its common stock at a conversion price equal to $2.05 per share (the “Convertible Notes”).  As previously disclosed in prior public filings, the conversion price of the Convertible Notes was reduced to $1.92 per share in May 2007.  The conversion price of the Convertible Notes may be adjusted downward if either a “default” or a “milestone default” (both defined in the agreements) were to occur.  In order for such an adjustment to occur, both (i) a default or a milestone default would have to occur and (ii) the volume weighted average price of the Company’s common stock for the five days preceding the Reporting Date (as defined below)(the “Five Day VWAP”) would have to be less than the then stated conversion price.  The Reporting Date is the date the Company files its Form 10-KSB or Form 10-QSB.  In order to meet the milestone requirement for the quarter ending June 30, 2007, the Company needed revenues of at least $7,177,000 and EBITDA of not less than ($1,225,000).  Because the Company is still in its development stage the revenue milestone was not met.  In addition, the Five Day VWAP for the period beginning on August 6, 2007 and ending on August 10, 2007 was $1.57, which is less than the adjusted conversion price of $1.92 per share.  Since both requirements for an adjustment have been met, as of August 13, 2007, the date the Company’s Form 10-QSB was filed, a milestone default exists and an adjustment of the conversion price of the Convertible Notes is required.  As of August 13, 2007, the conversion price of the Convertible Notes is reduced to $1.57, the Five Day VWAP.  The outstanding Convertible Notes balance was $2,820,172 as of August 13, 2007.

As previously disclosed in its prior filings, in December 2006, the Company sold in a private transaction an aggregate of $5,000,000 of debentures convertible into shares of its common stock at a conversion price equal to $2.26 per share (the “2006 Debentures”).  As previously disclosed in prior public filings, the conversion price of the 2006 Debentures was reduced to $1.92 in May 2007.  Amongst other things, the conversion price of the 2006 Debentures may be adjusted downward if the conversion price of the Convertible Notes is reduced.  As stated above, as of August 13, 2007, the conversion price of the Convertible Notes has been reduced to $1.57.  As such, as of August 13, 2007, the conversion price of the 2006 Debentures is reduced to $1.57.

In connection with the 2006 Debentures, the purchasers of the 2006 Debentures received warrants exercisable to purchase an aggregate of 1,162,212 shares of the Company’s common stock at an exercise price of $2.37 per share (the “2006 Debenture Warrants”).  As previously disclosed in prior public filings, the exercise price of the 2006 Debenture Warrants was reduced to $1.92 per share in May 2007.  Amongst other things, the exercise price of the 2006 Debenture Warrants may be adjusted downward if the conversion price of the Convertible Notes is reduced.  As stated above, as of August 13, 2007, the conversion price of the Convertible Notes has been reduced to $1.57.  As such, as of August 13, 2007, the exercise price of the 2006 Debenture Warrants is reduced to $1.57.

In addition, upon a reduction in the exercise price of the 2006 Debenture Warrants, they require that the number of shares of the Company’s common stock issuable upon exercise of the 2006 Debenture Warrants be increased to equal the number of shares of the Company’s common stock that would have been issued had the aggregate exercise price payable prior to such adjustment been paid.  With an exercise price of $2.37 per share for an aggregate of 1,162,212 shares, the Company would have received $2,754,442.44 prior to the adjustment.  As a result, the number of shares of common stock issuable upon exercise of the 2006 Debenture Warrants has been increased to 1,754,422.

Further, as previously disclosed in prior public filings, on June 29, 2007, the Company and the holders of the 2006 Debentures agreed to amend the terms of the debt agreement.  Amongst other things, the conversion price of the 2006 Debentures were subject to downward adjustment if the Company failed to enter into a partnership agreement for the sales, marketing and distribution of EpiCeram® on or before June 30, 2007 with a nationally recognized pharmaceutical company providing a minimum up front payment of $2,000,000.  The Company and the holders of the 2006 Debentures agreed to extend the deadline for a partnership agreement to August 15, 2007.  As consideration for this extension, the Company issued to the holders of the 2006 Debentures new five year warrants to purchase up to an aggregate of 400,000 shares of common stock with an initial exercise date of June 29, 2007, a termination date of June 29, 2012, and an initial exercise price of $2.25 per share (the “Extension Warrants”), which warrants shall otherwise be in the form of the 2006 Debenture Warrants.  Amongst other things, the exercise price of the Extension Warrants may be adjusted downward if the conversion price of the Convertible Notes is reduced.  As stated above, as of August 13, 2007, the conversion price of the Convertible Notes has been reduced to $1.57.  As such, as of August 13, 2007, the exercise price of the Extension Warrants is reduced to $1.57.

In addition, upon a reduction in the exercise price of the Extension Warrants, they require that the number of shares of the Company’s common stock issuable upon exercise of the Extension Warrants be increased to equal the number of shares of the Company’s common stock that would have been issued had the aggregate exercise price payable prior to such adjustment been paid.  With an exercise price of $2.25 per share for an aggregate of 400,000 shares, the Company would have received $900,000 prior to the adjustment.  As a result, the number of shares of common stock issuable upon exercise of the 2006 Debenture Warrants has been increased from 400,000 to 573,248.

ITEM 9.01             Financial Statements and Exhibits

(a)           Financial statements of business acquired

Not applicable.

(b)           Pro forma financial information

Not applicable.

(c)           Shell Company Transactions

Not applicable.

(d)           Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated: August 17, 2007	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer